EXHIBIT 99.1 News release
HP Reports Second Quarter 2008 Results

Editorial Contacts:

Robert Sherbin, HP
+1 650 857 2381
robert.sherbin@hp.com

Ryan J. Donovan, HP
+ 1 650 857 8410
ryan.j.donovan@hp.com

Asa Svanstrom, HP
+ 1 650 857 2246 (Investors)
asa.svanstrom@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • • •	Second quarter net revenue up 11%, or $2.7 billion, from a year earlier to $28.3 billion

Second quarter GAAP operating profit up 22% to $2.6 billion; $0.80 earnings per share, up from $0.65 a year earlier

Second quarter non-GAAP operating profit up 22% to $2.8 billion; $0.87 earnings per share, up from $0.70 a year earlier

Record cash flow from operations of $4.8 billion

$2.8 billion of share repurchases

PALO ALTO, Calif., May 20, 2008 – HP today announced financial results for its second fiscal quarter ended April 30, 2008, with net revenue of $28.3 billion, up 11% from a year earlier and up 5% when adjusted for the effects of currency.

In the second quarter, GAAP operating profit was $2.6 billion and GAAP diluted earnings per share (EPS) was $0.80, up from $0.65 in the prior-year period. Non-GAAP operating profit was $2.8 billion, with non-GAAP diluted EPS of $0.87 up from $0.70 in the prior-year period. Non-GAAP financial information excludes $172 million of adjustments on an after-tax basis, or $0.07 per diluted share, related primarily to amortization of purchased intangibles.

 "HP turned in another strong quarter, supported by improvement across our businesses. With 70 percent of revenue now coming from outside the U.S., we benefited from robust demand in emerging economies,” said Mark Hurd, HP chairman and chief executive officer. “The company's financial outlook demonstrates its strength in the global marketplace."

	Q2 FY08	Q2 FY07	Y/Y
Net revenue ($B)	$ 28.3	$ 25.5	11%
GAAP operating margin	9.2%	8.3%	0.9 pts
GAAP net earnings ($B)	$ 2.1	$ 1.8	16%
GAAP diluted EPS	$ 0.80	$ 0.65	23%
Non-GAAP operating margin	10.0%	9.0%	1.0 pts
Non-GAAP net earnings ($B)	$ 2.2	$ 1.9	16%
Non-GAAP diluted EPS	$ 0.87	$ 0.70	24%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Revenue in the Americas grew 4% on a year-over-year basis to $11.1 billion. Revenue grew 16% in Europe, the Middle East and Africa to $11.9 billion. Revenue grew 16% in Asia Pacific to $5.2 billion. When adjusted for the effects of currency, revenue in the Americas grew 2%, revenue in Europe, the Middle East and Africa grew 6%, and revenue in Asia Pacific grew 7%. Revenue from outside of the United States in the second quarter was 70% of the total, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 26% over the prior-year period and accounting for 10% of total revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 16% year over year to $10.1 billion, with unit shipments up 21% on a year-over-year basis. Notebook revenue for the quarter grew 31% over the prior-year period, while desktop revenue was flat. Commercial client revenue grew 17% year over year, while Consumer client revenue increased 16%. Operating profit was $544 million, or 5.4% of revenue, up from $417 million, or 4.8% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 6% year over year to $7.6 billion. On a year-over-year basis, supplies revenue grew 8%, Commercial hardware revenue grew 6%, and Consumer hardware revenue declined 3%. Printer unit shipments increased 6% year over year, with Consumer printer hardware units up 4% and Commercial printer hardware units up 9%. Momentum in key growth initiatives continued, with solid growth in both the Graphic Arts and the Enterprise businesses. Operating profit was $1.2 billion, or 16.2% of revenue, versus $1.2 billion, or 16.3% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.8 billion, up 4% over the prior-year period fueled by ESS blades, which grew 68%, and storage, which grew 14%. Storage revenue growth was fueled by the high-end XP line, which grew 21%, and the midrange EVA line, which grew 17%. On a year-over-year basis, Industry Standard Server revenue was flat. Business Critical Systems revenue increased 7%. Operating profit was $655 million, or 13.7% of revenue, up from $452 million, or 9.8% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue increased 12% year over year to $4.6 billion. Revenue in Technology Services grew 10% with Outsourcing Services and Consulting and Integration up 14% and 15%, respectively, compared with the prior-year period. Operating profit was $508 million, or 11.0% of revenue, up from $449 million, or 10.9% of revenue, in the prior-year period.

 HP Software
HP Software revenue grew 28% compared with the prior-year period to $727 million, led by 36% growth in the Business Technology Optimization portfolio. Operating profit was $93 million, or 12.8% of revenue, up from $7 million, or 1.2% of revenue, in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $685 million, an increase of 25% year over year. Financing volume and net portfolio assets increased 15% and 14%, respectively, over the prior-year period. Operating margin was 6.9% of revenue, up from 6.5% in the comparable period last year.

Asset management
HP generated $4.8 billion in cash flow from operations for the quarter. Inventory ended the quarter at $7.7 billion, down 2 days over the prior year. Accounts receivable of $13.6 billion was up 2 days over the prior-year period. Accounts payable ended the quarter at $12.4 billion down 1 day from the prior-year period. HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $197 million. HP utilized $2.8 billion of cash during the second quarter to repurchase approximately 66 million shares of common stock from the open market. HP exited the quarter with $11.8 billion in gross cash, which includes cash and cash equivalents of $11.6 billion, short-term investments of $56 million, and certain long-term investments of $117 million.

Outlook
HP estimates Q3 FY08 revenue will be approximately $27.3 billion to $27.4 billion.

Third quarter FY08 GAAP diluted EPS is expected to be approximately $0.76 to $0.77 and non-GAAP diluted EPS is expected to be approximately $0.82 to $0.83. Third quarter FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.06 per share, related primarily to the amortization of purchased intangibles.

HP estimates FY08 revenue will be approximately $114.2 billion to $114.4 billion, up from previous guidance of $113.5 billion to $114.0 billion.

 FY08 GAAP diluted EPS is expected to be in the range of $3.30 to $3.34, and FY08 non-GAAP diluted EPS is expected to be in the range of $3.54 to $3.58. FY08 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.24 per share, related primarily to the amortization of purchased intangibles.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY08 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q22008webcast.

About HP
HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $110.4 billion for the four fiscal quarters ended April 30, 2008. More information about HP (NYSE: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding pending business combination transactions; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of pending business combination transactions may not materialize as expected or that the transactions may not be timely completed; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008. In particular, determining HP’s actual tax balances and provisions as of April 30, 2008 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at www.hp.com/hpinfo/newsroom/.

© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
5/2008

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2008	2008	2007
Net revenue	$28,262	$28,467	$25,534

Costs and expenses(a):
Cost of sales	21,261	21,499	19,283
Research and development	908	898	903
Selling, general and administrative	3,275	3,241	3,044
Amortization of purchased intangible assets	211	206	212
In-process research and development charges	13	--	19
Restructuring	4	10	453
Pension curtailments and pension settlements, net	--	--	(508)
Total costs and expenses	25,672	25,854	23,406

Earnings from operations	2,590	2,613	2,128

Interest and other, net	3	72	100

Earnings before taxes	2,593	2,685	2,228

Provision for taxes(b)	536	552	453

Net earnings	$2,057	$2,133	$1,775

Net earnings per share:
Basic	$0.83	$0.83	$0.67
Diluted	$0.80	$0.80	$0.65

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,473	2,560	2,638
Diluted	2,557	2,655	2,731

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$36	$36	$42
Research and development	19	20	18
Selling, general and administrative	97	101	94
Total costs and expenses	$152	$157	$154

(b) Tax benefit from stock-based compensation	$(45)	$(47)	$(44)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,	April 30,
	2008	2007
Net revenue	$56,729	$50,616

Costs and expenses(a):
Cost of sales	42,760	38,419
Research and development	1,806	1,780
Selling, general and administrative	6,516	5,952
Amortization of purchased intangible assets	417	413
In-process research and development charges	13	186
Restructuring	14	412
Pension curtailments and pension settlements, net	--	(517)
Total costs and expenses	51,526	46,645

Earnings from operations	5,203	3,971

Interest and other, net	75	221

Earnings before taxes	5,278	4,192

Provision for taxes(b)	1,088	870

Net earnings	$4,190	$3,322

Net earnings per share:
Basic	$1.67	$1.24
Diluted	$1.61	$1.20

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,516	2,672
Diluted	2,603	2,763

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$72	$87
Research and development	39	37
Selling, general and administrative	198	193
Total costs and expenses	$309	$317

(b) Tax benefit from stock-based compensation	$(92)	$(92)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	April 30,	per	January 31,	per	April 30,	per
	2008	share	2008	share	2007	share

GAAP net earnings	$2,057	$0.80	$2,133	$0.80	$1,775	$0.65

Non-GAAP adjustments:
Amortization of purchased intangible assets	211	0.08	206	0.08	212	0.08
In-process research and development
charges	13	0.01	--	--	19	0.01
Restructuring	4	--	10	--	453	0.16
Pension curtailments and pension
settlements, net	--	--	--	--	(508)	(0.19)
Adjustments for taxes	(56)	(0.02)	(58)	(0.02)	(31)	(0.01)

Non-GAAP net earnings	$2,229	$0.87	$2,291	$0.86	$1,920	$0.70

GAAP earnings from operations	$2,590		$2,613		$2,128

Non-GAAP adjustments:
Amortization of purchased intangible assets	211		206		212
In-process research and development
charges	13		--		19
Restructuring	4		10		453
Pension curtailments and pension
settlements, net	--		--		(508)

Non-GAAP earnings from operations	$2,818		$2,829		$2,304

GAAP operating margin	9%		9%		8%
Non-GAAP adjustments	1%		1%		1%

Non-GAAP operating margin	10%		10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months	Diluted	Six months	Diluted
	ended	earnings	ended	earnings
	April 30,	per	April 30,	per
	2008	share	2007	share

GAAP net earnings	$4,190	$1.61	$3,322	$1.20

Non-GAAP adjustments:
Amortization of purchased intangible assets	417	0.16	413	0.15
In-process research and development charges	13	--	186	0.07
Restructuring	14	0.01	412	0.15
Pension curtailments and pension settlements, net	--	--	(517)	(0.19)
Adjustments for taxes	(114)	(0.04)	(70)	(0.02)

Non-GAAP net earnings	$4,520	$1.74	$3,746	$1.36

GAAP earnings from operations	$5,203		$3,971

Non-GAAP adjustments:
Amortization of purchased intangible assets	417		413
In-process research and development charges	13		186
Restructuring	14		412
Pension curtailments and pension settlements, net	--		(517)

Non-GAAP earnings from operations	$5,647		$4,465

GAAP operating margin	9%		8%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30,	October 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,591	$11,293
Short-term investments	56	152
Accounts receivable	13,558	13,420
Financing receivables	2,589	2,507
Inventory	7,678	8,033
Other current assets	11,577	11,997

Total current assets	47,049	47,402

Property, plant and equipment	7,906	7,798

Long-term financing receivables and other assets	10,318	7,647

Goodwill and purchased intangible assets	26,531	25,852

Total assets	$91,804	$88,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$711	$3,186
Accounts payable	12,425	11,787
Employee compensation and benefits	3,103	3,465
Taxes on earnings	798	1,891
Deferred revenue	5,446	5,025
Other accrued liabilities	14,663	13,906

Total current liabilities	37,146	39,260

Long-term debt	7,688	4,997
Other liabilities	8,817	5,916

Stockholders' equity	38,153	38,526

Total liabilities and stockholders' equity	$91,804	$88,699

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended	Six months ended
	April 30, 2008	April 30, 2008

Cash flows from operating activities:
Net earnings	$2,057	$4,190
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	760	1,509
Stock-based compensation expense	152	309
Provision for bad debt and inventory	107	185
In-process research and development charges	13	13
Restructuring	4	14
Deferred taxes on earnings	625	986
Excess tax benefit from stock-based compensation	(75)	(163)
Other, net	(29)	(23)

Changes in assets and liabilities:
Accounts and financing receivables	(1,205)	(198)
Inventory	232	286
Accounts payable	1,217	558
Taxes on earnings	(278)	(370)
Restructuring	(24)	(55)
Other assets and liabilities	1,209	711
Net cash provided by operating activities	4,765	7,952

Cash flows from investing activities:
Investment in property, plant and equipment	(704)	(1,315)
Proceeds from sale of property, plant and equipment	105	193
Purchases of available-for-sale securities and other investments	(58)	(78)
Maturities and sales of available-for-sale securities and other
investments	85	191
Payments made in connection with business acquisitions, net	(1,001)	(1,265)
Net cash used in investing activities	(1,573)	(2,274)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	(999)	(1,898)
Issuance of debt	3,002	3,018
Payment of debt	(903)	(1,008)
Issuance of common stock under employee stock plans	363	917
Repurchase of common stock	(2,845)	(6,169)
Excess tax benefit from stock-based compensation	75	163
Dividends	(197)	(403)
Net cash used in financing activities	(1,504)	(5,380)

Increase in cash and cash equivalents	1,688	298
Cash and cash equivalents at beginning of period	9,903	11,293
Cash and cash equivalents at end of period	$11,591	$11,591

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2008	2008	2007(a)
Net revenue:

Enterprise Storage and Servers	$4,780	$4,820	$4,594
HP Services	4,627	4,378	4,125
HP Software	727	666	568
Technology Solutions Group	10,134	9,864	9,287
Personal Systems Group	10,071	10,791	8,663
Imaging and Printing Group	7,591	7,312	7,161
HP Financial Services	685	642	550
Corporate Investments	230	218	175
Total Segments	28,711	28,827	25,836
Eliminations of intersegment net revenue and other	(449)	(360)	(302)

Total HP Consolidated	$28,262	$28,467	$25,534

Earnings (Loss) from operations:

Enterprise Storage and Servers	$655	$673	$452
HP Services	508	489	449
HP Software	93	51	7
Technology Solutions Group	1,256	1,213	908
Personal Systems Group	544	628	417
Imaging and Printing Group	1,230	1,150	1,167
HP Financial Services	47	43	36
Corporate Investments	6	8	(18)
Total Segments	3,083	3,042	2,510

Corporate and unallocated costs and eliminations	(134)	(89)	(75)
Unallocated costs related to stock-based
compensation expense	(131)	(124)	(131)
Amortization of purchased intangible assets	(211)	(206)	(212)
In-process research and development charges	(13)	--	(19)
Restructuring	(4)	(10)	(453)
Pension curtailments and pension settlements, net	--	--	508
Interest and other, net	3	72	100

Total HP Consolidated Earnings Before Taxes	$2,593	$2,685	$2,228

(a)

Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Six months ended April 30,
	2008	2007(a)

Net revenue:

Enterprise Storage and Servers	$9,600	$9,015
HP Services	9,005	8,057
HP Software	1,393	1,166
Technology Solutions Group	19,998	18,238
Personal Systems Group	20,862	17,382
Imaging and Printing Group	14,903	14,160
HP Financial Services	1,327	1,097
Corporate Investments	448	332
Total Segments	57,538	51,209
Eliminations of intersegment net revenue and other	(809)	(593)

Total HP Consolidated	$56,729	$50,616

Earnings (Loss) from operations:

Enterprise Storage and Servers	$1,328	$905
HP Services	997	855
HP Software	144	25
Technology Solutions Group	2,469	1,785
Personal Systems Group	1,172	831
Imaging and Printing Group	2,380	2,240
HP Financial Services	90	68
Corporate Investments	14	(47)
Total Segments	6,125	4,877

Corporate and unallocated costs and eliminations	(223)	(141)
Unallocated costs related to stock-based compensation expense	(255)	(271)
Amortization of purchased intangible assets	(417)	(413)
In-process research and development charges	(13)	(186)
Restructuring	(14)	(412)
Pension curtailments and pension settlements, net	--	517
Interest and other, net	75	221

Total HP Consolidated Earnings Before Taxes	$5,278	$4,192

(a)

Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2008	2008	2007(a)
Net revenue:

Industry standard servers	$2,818	$2,988	$2,818
Business critical systems	919	855	862
Storage	1,043	977	914
Enterprise Storage and Servers	4,780	4,820	4,594
Technology services	2,331	2,241	2,120
Outsourcing services	1,370	1,303	1,200
Consulting and integration	926	834	805
HP Services	4,627	4,378	4,125
Business technology optimization(b)	593	548	437
Other(b)	134	118	131
HP Software	727	666	568
Technology Solutions Group	10,134	9,864	9,287
Notebooks	5,373	5,664	4,086
Desktops	3,921	4,401	3,913
Workstations	494	467	402
Handhelds	102	89	116
Other	181	170	146
Personal Systems Group	10,071	10,791	8,663
Commercial Hardware	1,811	1,726	1,709
Consumer Hardware	974	1,180	1,008
Supplies	4,812	4,399	4,444
Other	(6)	7	--
Imaging and Printing Group	7,591	7,312	7,161
HP Financial Services	685	642	550
Corporate Investments	230	218	175
Total Segments	28,711	28,827	25,836

Eliminations of intersegment net revenue and other	(449)	(360)	(302)

Total HP Consolidated	$28,262	$28,467	$25,534

(a)

Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)

The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective in fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Six months ended April 30,
	2008	2007(a)

Net revenue:

Industry standard servers	$5,806	$5,507
Business critical systems	1,774	1,708
Storage	2,020	1,800
Enterprise Storage and Servers	9,600	9,015
Technology services	4,572	4,182
Outsourcing services	2,673	2,329
Consulting and integration	1,760	1,546
HP Services	9,005	8,057
Business technology optimization(b)	1,141	897
Other(b)	252	269
HP Software	1,393	1,166
Technology Solutions Group	19,998	18,238
Notebooks	11,037	8,232
Desktops	8,322	7,734
Workstations	961	807
Handhelds	191	307
Other	351	302
Personal Systems Group	20,862	17,382
Commercial Hardware	3,537	3,325
Consumer Hardware	2,154	2,249
Supplies	9,211	8,586
Other	1	--
Imaging and Printing Group	14,903	14,160
HP Financial Services	1,327	1,097
Corporate Investments	448	332
Total Segments	57,538	51,209

Eliminations of intersegment net revenue and other	(809)	(593)

Total HP Consolidated	$56,729	$50,616

(a)

Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)

The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective in fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2008	2008	2007
Numerator:
Net earnings	$2,057	$2,133	$1,775
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	1	2	2

Net earnings, adjusted	$2,058	$2,135	$1,777

Denominator:
Weighted-average shares used to compute basic EPS	2,473	2,560	2,638
Effect of dilutive securities:
Dilution from employee stock plans	79	87	85
Zero-coupon subordinated convertible notes	5	8	8
Dilutive potential common shares	84	95	93

Weighted-average shares used to compute diluted EPS	2,557	2,655	2,731

Net earnings per share:
Basic(a)	$0.83	$0.83	$0.67
Diluted(b)	$0.80	$0.80	$0.65

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)

The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30,
	2008	2007

Numerator:
Net earnings	$4,190	$3,322
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	3	4

Net earnings, adjusted	$4,193	$3,326

Denominator:
Weighted-average shares used to compute basic EPS	2,516	2,672
Effect of dilutive securities:
Dilution from employee stock plans	81	83
Zero-coupon subordinated convertible notes	6	8
Dilutive potential common shares	87	91

Weighted-average shares used to compute diluted EPS	2,603	2,763

Net earnings per share:
Basic(a)	$1.67	$1.24
Diluted(b)	$1.61	$1.20

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)

The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2008	2008	2007
Numerator:
Non-GAAP net earnings	$2,229	$2,291	$1,920
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	1	2	2

Non-GAAP net earnings, adjusted	$2,230	$2,293	$1,922

Denominator:
Weighted-average shares used to compute basic EPS	2,473	2,560	2,638
Effect of dilutive securities:
Dilution from employee stock plans	79	87	85
Zero-coupon subordinated convertible notes	5	8	8
Dilutive potential common shares	84	95	93

Weighted-average shares used to compute diluted EPS	2,557	2,655	2,731

Non-GAAP net earnings per share:
Basic(a)	$0.90	$0.89	$0.73
Diluted(b)	$0.87	$0.86	$0.70

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)

HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30,
	2008	2007

Numerator:
Non-GAAP net earnings	$4,520	$3,746
Adjustment for interest expense on zero-coupon subordinated	3	4
convertible notes, net of taxes

Non-GAAP net earnings, adjusted	$4,523	$3,750

Denominator:
Weighted-average shares used to compute basic EPS	2,516	2,672
Effect of dilutive securities:
Dilution from employee stock plans	81	83
Zero-coupon subordinated convertible notes	6	8
Dilutive potential common shares	87	91

Weighted-average shares used to compute diluted EPS	2,603	2,763

Non-GAAP net earnings per share:
Basic(a)	$1.80	$1.40
Diluted(b)	$1.74	$1.36

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)

HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•

Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•

Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•

In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•

In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•

Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•

Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•

Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.